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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 29, 2001

INTERDENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)
000-25549	95-4710504
(Commission File Number)	(I.R.S. Employer Identification No.)
222 North Sepulveda Boulevard, Suite 740 El Segundo, California 90245-4340 (Address of Principal Executive Offices) (Zip Code)
(310) 765-2400 (Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountants.

  (a)
  Previous Independent Accountants

    On June 26, 2001, KPMG LLP ("KPMG") and the Registrant mutually agreed that the auditor-client relationship between KPMG and the Registrant would cease. Accordingly, KPMG resigned on June 26, 2001 and the Registrant's Board of Directors appointed Ernst & Young LLP effective June 27, 2001. The audit reports of KPMG on the Registrant's consolidated financial statements as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    The Registrant's Audit Committee recommended the selection of accountants in June 2001.

    In connection with its audits for the two years ended December 31, 2000 and 1999 and the subsequent interim period through June 26, 2001, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in their report on the financial statements for such years.

    During the two most recent fiscal years and through June 27, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) except as described below:

      In a letter dated April 17, 2001, KPMG informed the Registrant that KPMG believed a reportable condition existed primarily with respect to errors in fee schedules at certain practices and maintenance of such fee schedules. KPMG noted that the Registrant began conversion of over 125 dental practices beginning in late 1999 to a new revenue and receivable software system (the "System Software"). KPMG stated that the Registrant did not perform a post implementation review of the newly converted facilities due to a lack of personnel resources, lacked detective controls to monitor maintenance of fee schedules and needed to improve allocation of responsibilities and communication between the billing staff, information technology department and management. KPMG noted that it was their understanding that many of the fee schedule errors were the result of the use of wrong or outdated fee schedules, rather than the result of the implementation process. KPMG also noted that the ultimate responsibility for maintenance of fee schedules does not reside with a specific executive management authority. KPMG also suggested that the System Software be modified to allow distinguishing between bad debt and revenue adjustments. The Registrant believes that it has corrected the identified fee schedule errors and has properly accounted for contractual and bad debt adjustments. The Registrant has implemented procedures to provide for ongoing training of the practice personnel to correctly input fee schedules and to address the other areas of concern noted by KPMG.

  These conditions did not result in any disagreement or difference in opinion between the Registrant and KPMG.

    The Registrant has requested that KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of such letter will be filed by amendment to this Form 8-K as Exhibit 16.

  (b)
  New Independent Accountants

    At a meeting held on June 27, 2001, the Board of Directors approved the engagement of Ernst & Young, LLP ("E&Y") as its new independent accountant, for the fiscal year ending December 31, 2001 to replace KPMG. During the two most recent fiscal years and through June 27, 2001, the Registrant has not consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Registrant has authorized KPMG to respond fully to any inquiries from E&Y relating to its engagement as Registrant's independent accountant.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

  16.
  Letter from KPMG, LLP regarding Change in Certifying Accountant, to be filed by amendment.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDENT, INC.
Date: June 29, 2001	By:	/s/ MICHAEL T. FIORE Michael T. Fiore Co-Chairman and Chief Executive Officer

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FORM 8-K
Item 4. Changes in Registrant's Certifying Accountants.
Item 7. Financial Statements and Exhibits.
SIGNATURE